                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS


Contact:

Tricia Ross
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310)403-7322


                AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                       FOR SECOND QUARTER FISCAL 2009

Fremont, CA (January 6, 2009) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2009 ended November 30, 2008.

Net sales were $9.2 million in the second quarter of fiscal 2009, compared with $9.7 million in the second quarter of fiscal 2008. Pre-tax income was $1.6 million in the second quarter of fiscal 2009, compared with $1.6 million in the second quarter of fiscal 2008. Aehr Test reported net income of $872,000, or $0.10 per diluted share, in the second quarter of fiscal 2009, compared with net income of $1.4 million, or $0.16 per diluted share, in the second quarter of fiscal 2008. Net income for the second quarter of fiscal 2009 reflects a significantly higher effective tax rate than the same period of the prior year, as the Company now expects to accrue tax expense at close to the statutory rates for the countries in which it generates income.

"Our net sales for the second quarter of fiscal 2009 came in lower than we originally expected, as we saw customers delay new orders or defer delivery on existing orders in light of the current economic slowdown," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "During this slowdown we are focusing on two strategies. First, we hope to maintain our strong financial position by maximizing our cash balance and keeping expenses low. In response to the challenging business conditions, we implemented a two-week shutdown of our facilities in December, and are actively exploring other measures to control or reduce our expenses until capital spending in the semiconductor equipment industry returns to more normal levels. Second, we are aggressively introducing new products, such as our ABTS system, which are targeting new test and burn-in market segments. We believe that our aggressive product development and marketing efforts during this time will position us well to win additional business with new and existing customers as the semiconductor industry begins to recover."

Net sales were $18.9 million in the first six months of fiscal 2009, an increase of 9% when compared with $17.3 million in the first six months of fiscal 2008. Net income for the six months ended November 30, 2008 was $1.7 million, or $0.20 per diluted share, compared with net income of $2.1 million, or $0.26 per diluted share, in the same period of the prior fiscal year.

At November 30, 2008, cash and cash equivalents and short-term investments were $13.7 million, an increase of $4.3 million from the balance at the end of the prior quarter. Aehr Test closed the second


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Aehr Test Systems Reports Second Quarter Fiscal 2009 Results
January 6, 2009
Page 2 of 5

quarter of fiscal 2009 with no outstanding debt and shareholders' equity of $40.8 million, or $4.83 per share outstanding, at November 30, 2008.

Commenting on the outlook for Aehr Test Systems, Gary Larson, vice president and chief financial officer, said, "We are not expecting a meaningful improvement in this difficult operating environment until the second half of calendar 2009 at the earliest. Accordingly, due to the uncertainties in our market, we find it imprudent to provide guidance for the next several quarters."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 6, 2009 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2009 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOXTM, MTX and MAX systems and the DiePak(R) carrier. The ABTS is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                         [Financial Tables to Follow]


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Aehr Test Systems Reports Second Quarter Fiscal 2009 Results
January 6, 2009
Page 3 of 5

                         AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Income
                        (in thousands, except per share data)
                                   (Unaudited)

                                        Three Months Ended   Six Months Ended
                                           November 30,        November 30,
                                        --------- --------- --------- --------
                                           2008      2007      2008      2007
                                        --------- --------- --------- --------
Net sales.............................     $9,242    $9,675   $18,932  $17,335
Cost of sales.........................      4,650     4,791     9,422    8,270
                                        --------- --------- --------- --------
Gross profit..........................      4,592     4,884     9,510    9,065
                                        --------- --------- --------- --------
Operating expenses:
  Selling, general and administrative.      1,830     1,847     3,915    3,663
  Research and development............      1,577     1,445     3,055    3,093
                                        ---------  --------- -------- --------
    Total operating expenses..........      3,407     3,292     6,970    6,756
                                        --------- --------- --------- --------
    Income from operations............      1,185     1,592     2,540    2,309

Interest income.......................         47        83       110      158
Other income (expense), net ..........        384      (110)      377     (108)
                                        --------- --------- --------- --------
    Income before income tax expense..      1,616     1,565     3,027    2,359

Income tax expense ...................        744       199     1,290      214
                                        --------- --------- --------- --------
    Net income .......................     $  872    $1,366   $ 1,737  $ 2,145
                                        ========= ========= ========= ========

Net income per share
    Basic.............................     $ 0.10    $ 0.17   $  0.21  $  0.27
    Diluted...........................     $ 0.10    $ 0.16   $  0.20  $  0.26

Shares used in per share calculations:
    Basic.............................      8,426     7,906     8,411    7,866
    Diluted...........................      8,447     8,418     8,600    8,359





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
Aehr Test Systems Reports Second Quarter Fiscal 2009 Results
January 6, 2009
Page 4 of 5

                       AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                         Three Months Ended   Six Months Ended
                                            November 30,        November 30,
                                         --------- --------- --------- --------
                                            2008      2007      2008      2007
                                         --------- --------- --------- --------
GAAP net income .........................   $  872    $1,366    $1,737   $2,145
Stock compensation expense ..............      330       203       616      396
Income tax effect on stock compensation
       expense...........................     (132)       (4)     (255)      (8)
                                         --------- --------- --------- --------
Non-GAAP net income......................   $1,070    $1,565    $2,098   $2,533
                                         ========= ========= ========= ========

GAAP net income per diluted share........    $0.10     $0.16     $0.20    $0.26
                                         ========= ========= ========= ========
Non-GAAP net income per diluted share....    $0.13     $0.19     $0.24    $0.30
                                         ========= ========= ========= ========
Shares used in diluted shares calculation    8,447     8,418     8,600    8,359
                                         ========= ========= ========= ========



Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure).



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
Aehr Test Systems Reports Second Quarter Fiscal 2009 Results
January 6, 2009
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                         November 30,      May 31,
                                                             2008           2008
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $11,727        $15,648
  Short-term investments .............................         2,003             --
  Accounts receivable, net............................        14,811         10,927
  Inventories ........................................        10,517         10,209
  Deferred income taxes...............................         2,046          3,043
  Prepaid expenses and other .........................           564            396
                                                         -----------    -----------
      Total current assets ...........................        41,668         40,223

Property and equipment, net ..........................         2,292          2,278
Goodwill .............................................           274            274
Deferred income taxes.................................         1,900          1,900
Other assets..........................................           528            524
                                                         -----------    -----------
      Total assets ...................................       $46,662        $45,199
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 2,224        $ 2,981
  Accrued expenses ...................................         2,821          3,694
  Deferred revenue ...................................           210            186
                                                         -----------    -----------
      Total current liabilities ......................         5,255          6,861

Income tax payable....................................           300            297
Deferred lease commitment ............................           315            269
                                                         -----------    -----------
      Total liabilities ..............................         5,870          7,427
                                                         -----------    -----------

Shareholders' equity .................................        40,792         37,772
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $46,662        $45,199
                                                         ===========    ===========




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